EXHIBIT 5.1

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                  June 28, 2006

To The Persons Listed On
 Schedule A Attached Hereto

            Re:   SLC Student Loan Trust 2006-1
                  -----------------------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel to SLC Student Loan Trust 2006-1, a Delaware statutory trust (the "Trust"), in connection with the transactions contemplated by the Short Form Trust Agreement, dated as of June 15, 2006, as amended and restated by the Amended and Restated Trust Agreement, dated as of June 28, 2006, (as amended and restated, the "Trust Agreement"), between Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), and SLC Student Loan Receivables I, Inc., a Delaware corporation, as depositor (the "Depositor"). This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Appendix A to the Indenture, dated as of June 28, 2006 (the "Indenture"), among the Trust, Citibank, N.A., as eligible lender trustee and as indenture administrator, and U.S. Bank National Association, as indenture trustee, except that reference herein to any document shall mean such document as in effect on the date hereof.

            We have examined originals or copies of the following documents:

            (a)   The Trust Agreement;

            (b)   The Indenture;

            (c)   The Eligible Lender Trust Agreements;

            (d)   The Sale Agreement;

            (e)   The Servicing Agreement;

            (f)   The Custody Agreement;

To the Persons Listed On
Schedule A Attached Hereto
June 28, 2006
Page 2


            (g) The Administration Agreement (the documents listed in paragraphs (b) through (g) above are collectively referred to herein as the "Trust Documents");

            (h)   The Notes being issued today (the "Notes");

            (i) The Trust Certificate being issued today (the "Trust Certificate");

            (j) A certified copy of the certificate of trust (the "Certificate of Trust") of the Trust which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on June 15, 2006; and

            (k) A certificate of good standing for the Trust obtained from the Secretary of State on June 28, 2006.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

            1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Trust Documents.

            2. The Trust Documents, the Notes and the Trust Certificate have been duly authorized, executed and delivered by the Trust.

            3. The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Trustee, enforceable against the Depositor and the Trustee, in accordance with its terms.

            4. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the

To the Persons Listed On
Schedule A Attached Hereto
June 28, 2006
Page 3


taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.

            5. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

            6. The Trust Certificate has been duly authorized by the Trust and, when duly executed and authenticated by the Trustee and delivered to the purchasers thereof in accordance with the Agreement, will be validly issued by the Trust and entitled to the benefits of the Trust Agreement.

            7. Under ss. 3805(b) of the Act, no creditor of the holder of the Trust Certificate, in its capacity as a beneficial owner of the Trust, shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

            8. Under the Act, the Trust is a separate legal entity and the Trust rather than the holder of the Trust Certificate will hold whatever title to the Trust property as may be conveyed to it from time to time (including a security interest in such Trust property) pursuant to the Sale Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property; provided, however, that we express no opinion as to whether the Sale Agreement conveys good title to the Trust property as a true sale and not as a security arrangement.

            9. Under ss. 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a holder of the Trust Certificate (including the Depositor in its capacity as such) has no interest in specific Trust property.

            The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

            A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state securities or blue sky laws or (iii) laws, rules and regulations relating to the particular nature of the Trust assets.

To the Persons Listed On
Schedule A Attached Hereto
June 28, 2006
Page 4


            B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vi) except to the extent provided in paragraphs 4 and 5 above, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (vii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

            C. The foregoing opinions regarding enforceability and the opinions in paragraphs 6 through 9 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

            D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

            E. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

            F. We have not participated in the preparation of any offering materials with respect to the Trust Certificate and the Notes and assume no responsibility for their contents.

To the Persons Listed On
Schedule A Attached Hereto
June 28, 2006
Page 5


            This opinion may be relied upon by you in connection with the matters set forth herein. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose.

            We hereby consent to the filing of this opinion as an exhibit to the Depositor's current report on Form 8-K and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.


EAM/tac

                                   SCHEDULE A

SLC Student Loan Receivables I, Inc.

Wilmington Trust Company

SLC Student Loan Trust 2006-1

Citibank, N.A.

The Student Loan Corporation

U.S. Bank National Association

Citigroup Global Markets, Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated